Exhibit 2.9

AMENDMENT NO. 1

to

AMENDED AND RESTATED COMBINATION AGREEMENT

This Amendment (this “Amendment”) to the Combination Agreement (as defined below) by and among Taylor & Martin Group, Inc., a Delaware corporation (“Founder”), Taylor & Martin Enterprises, Inc., a Nebraska corporation (the “Partner Company”), and parties identified as Partner Company Stockholders therein (collectively, the “Partner Company Stockholder”) is hereby entered into and effective as of May 4, 2012. Capitalized terms used and not defined herein shall have the mean ascribed to such terms in the Combination Agreement.

WHEREAS, Founder, the Partner Company and the Partner Company Stockholders are party to that certain Amended and Restated Combination Agreement dated March 16, 2012 (the “Combination Agreement”)

NOW, THEREFORE, in consideration of the promises and agreements herein contained, the parties hereby agree as follows:

1. Amendment of Agreement.

(a) The Combination Agreement is hereby amended by deleting the “and” at the end of Section 2.1(b)(i) and replacing it with “,” and adding a new provision “(iii)” in Section 2.1(b) that shall read as follows:

“and (iii) 240,000 shares of Founder Stock”

(b) The Combination Agreement is hereby amended by replacing the reference to “247,422” in Section 4.33 with “7,422.”

(c) The Combination Agreement is hereby amended by replacing Section 2.1 of the Partner Company Disclosure Schedule with “Schedule A” attached hereto.

2. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE (WITHOUT REFERENCE TO CHOICE OF LAW PRINCIPLES) AS TO ALL MATTERS INCLUDING MATTERS OF VALIDITY, CONSTRUCTION, EFFECT, PERFORMANCE AND REMEDIES.

3. Continued Validity. Except as set forth in this Amendment, all other provisions of the Combination Agreement shall remain in full force and effect.

4. Counterparts. This Amendment may be executed in two or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and originals or facsimile counterparts thereof have been delivered to the other party.

[Signature Page Immediately Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

TAYLOR & MARTIN GROUP, INC.

By:	/s/ Rod K. Cutsinger
Name:	Rod K. Cutsinger
Title:	Chief Executive Officer

TAYLOR & MARTIN ENTERPRISES, INC.

By:	/s/ Mark E. Fort
Name:	Mark E. Fort
Title:	Authorized Officer

[Signature Page to Amendment No. 1 to Combination Agreement]

PARTNER COMPANY STOCKHOLDERS:

/s/ Paul C. Wachter
Paul C. Wachter

/s/ Jim Conrad
Jim Conrad

/s/ Timothy J. Moore
Timothy J. Moore

/s/ John Jessup Wilson
John Jessup Wilson

/s/ Mark E. Fort
Mark E. Fort

/s/ Bradley T. Anderson
Bradley T. Anderson

/s/ Pamela J. Foy
Pamela J. Foy

/s/ Michael E. Winterfeld
Michael E. Winterfeld

AFFILIATED ENTITY STOCKHOLDERS:

/s/ Michael E. Winterfeld
Michael E. Winterfeld

[Signature Page to Amendment No. 1 to Combination Agreement]

Schedule A to

Amendment No. 1 to Combination Agreement

Cash and Founder Stock Allocations

Attached.